UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2007

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 24, 2007, AtheroGenics, Inc. implemented a restructuring plan that reduced its workforce by approximately 50% to 67 employees.  The company is providing severance and outplacement support to employees affected by the workforce reduction.  The company expects to record a one-time charge of approximately $1 million in the second quarter of 2006 related to the termination benefits.  In addition to the employee termination benefits, we will incur non-cash provisions for asset write downs of approximately $2 million.  These actions were designed to streamline company operations and are the first steps of its new strategic plan, focused on advancing development of its novel drug candidate, AGI-1067.

Item 8.01. Other Events.

On May 31, 2007, AtheroGenics, Inc. issued a press release to provide an update on its business plan and announce that it will focus on diabetes as the next step in the clinical development of AGI-1067.  A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.		Description

99.1	-	Press Release dated May 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: June 1, 2007	/s/MARK P. COLONNESE
Name: Mark P. Colonnese
Title: Executive Vice President, Commercial Operations
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

99.1	-	Press Release dated May 31, 2007.